                                                                    EXHIBIT 99.1

[LEAP LOGO]

Bock Communications, Inc.                                         Leap contacts:
Stacee Lewis, Media Relations                       Jen Carroll, Media Relations
714-540-1030                                                        858-882-9266
slewis@bockpr.com                                      jcarroll@leapwireless.com
                                                  Jim Seines, Investor Relations
                                                                    858-882-6084
                                                        jseines@leapwireless.com

     LEAP REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2002
                  ~Total Revenues Exceed $600 million for 2002;
                 Cricket Reports First EBITDA Positive Quarter~

SAN DIEGO - April 15, 2003 - Leap Wireless International, Inc. (OTCBB: LWIN), an innovator of wireless communications services, today announced financial and operating results for the fourth quarter and fiscal year 2002. The Company reported total revenues of more than $618 million for the year ended 2002, EBITDA of $8.6 million for Leap's Cricket operations during the fourth quarter of 2002 and approximately 1.512 million Cricket(R) customers as of year end. The results for the fourth quarter of fiscal year 2002 reflect the Company's continued provision of quality service to its customers while maintaining its focus on cost control as it adjusted its business activities to changes in the overall economic environment.

The reported results for the fourth quarter of fiscal 2002 provide support to a restructuring process that the Company previously announced and that it believes will enable Leap and Cricket to reduce their debt and allow Cricket to emerge from bankruptcy as a stronger business, offering high quality, affordable wireless service to customers and good opportunities for employees.

"We are proud to deliver positive EBITDA for our Cricket business for the fourth quarter of 2002 and believe this is a major accomplishment for the Company, especially in the face of tough economic times," said Harvey P. White, Leap's chairman and CEO. "The achievement of this key milestone in our financial performance is the result of the efforts of our team and their dedication to our business. It demonstrates the strength of our business strategy and our differentiated product offering."

                                     -more-

Leap Reports Financial Results for Fourth Quarter and               Page 2 of 11
Fiscal Year 2002

[LEAP LOGO]

FINANCIAL RESULTS

In accordance with recently adopted Securities and Exchange Commission (SEC) Regulation G, a reconciliation of non-GAAP financial measures used in this release can be found in the section entitled "Definition of Terms and Reconciliation of Non-GAAP Financial Measures" included at the end of this release.

Highlights of the Company's operational results include:

-    Total revenues of $618.5 million for fiscal year 2002.

- Earnings before interest, taxes, depreciation and amortization (EBITDA) of $8.6 million for Leap's Cricket operations during the fourth quarter of 2002.

-    Approximately 1.512 million Cricket customers at the end of 2002.

- Average revenue per user per month (ARPU), based on service revenue, was approximately $33.26 for the fourth quarter.

- Overall non-selling cash costs per user per month (CCU) for Leap's consolidated business was approximately $21.43 for the fourth quarter.

- Cost per gross customer addition (CPGA) was approximately $277 for the fourth quarter.

-    Churn was approximately 3.96% for the fourth quarter.

"The financial and operational results of the fourth quarter reflect our continued focus on executing our business plan and improving operational efficiencies," said Susan G. Swenson, Leap's president and chief operating officer. "We continue to concentrate on initiatives that have resulted in positive impacts on retention, net customer growth and EBITDA and the results we are reporting today represent the first measure of their success. During 2003, we will continue providing our customers with high quality, innovative service offerings that meet their communications needs."

Key consolidated financial performance measures were as follows:

  - Total revenues for the fourth quarter of 2002 were $172.0 million, an increase of $68.1 million over the comparable period in the prior year. Total revenues for fiscal year 2002 were $618.5 million, an increase of $363.3 million over the total revenues of $255.2 million reported for fiscal year 2001.

Leap Reports Financial Results for Fourth Quarter and               Page 3 of 11
Fiscal Year 2002

[LEAP LOGO]

- EBITDA loss for the fourth quarter of 2002 was $15.0 million, which included a $16.3 million impairment charge for certain assets that the Company is not currently using and does not expect to use in the future. Adjusted EBITDA for the fourth quarter of 2002 was $1.3 million, an improvement of $120.2 million over the adjusted EBITDA loss reported for the comparable period in the prior year. Adjusted EBITDA loss for fiscal year 2002 was $123.3 million, an improvement of $185.7 million from the adjusted EBITDA loss of $309.0 million reported for fiscal year 2001. Adjusted EBITDA reflects adjustments to remove the effect non-recurring gains or charges (such as gains on the sale of wireless license(s) and non-cash impairment charges) to this measure of financial performance. A reconciliation of EBITDA and adjusted EBITDA to consolidated operating loss can be found in the section entitled "Definition of Terms and Reconciliation of Non-GAAP Financial Measures" included at the end of this release.

- EBITDA for Cricket operations during the fourth quarter of 2002 was $8.6 million, an improvement of $114.6 million over the Cricket EBITDA loss for the comparable period in the prior year. EBITDA loss for Cricket operations for fiscal year 2002 was $90.7 million, an improvement of $175.3 million from Cricket's EBITDA loss of $266.0 million reported for fiscal year 2001. A reconciliation of Cricket EBITDA to consolidated operating loss can be found in the section entitled "Definition of Terms and Reconciliation of Non-GAAP Financial Measures" included at the end of this release.

- Net loss during the fourth quarter of 2002 was $166.6 million, or a loss of $2.84 per share, which compares to a net loss of $79.6 million, or a loss of $2.17 per share, for the comparable period in the prior year. Net loss during the fourth quarter of 2001 was positively impacted by a $136.3 million gain on sale of wireless licenses. Net loss for fiscal year 2002 was $664.8 million, or a loss of $14.91 per share, an increase of $181.5 million from the net loss of $483.3 million, or a loss of $14.27 per share, reported for fiscal year 2001. Net loss for fiscal 2002 includes a $39.5 million gain on sale of an unconsolidated wireless operating company and an approximately $364,000 gain on sale of wireless licenses, offset by a $26.9 million impairment charge equal to the remaining goodwill balance resulting from Leap's June 2000 acquisition of the remaining interest in Cricket Communications Holdings, Inc. that it did not already own and a $16.3 million impairment charge for assets that the Company is not currently using and does not expect to use in the future. Net loss during the fourth quarter of 2001 was positively impacted by a $143.6 million gain on sale of wireless licenses.

Leap Reports Financial Results for Fourth Quarter and               Page 4 of 11
Fiscal Year 2002

[LEAP LOGO]

- Total cash and equivalents and unrestricted investments as of December 31, 2002 were $181.1 million, of which $86.5 million was held at Leap Wireless International, Inc. and its subsidiaries whose assets are not used in the Cricket business, and $94.6 million was held at Cricket Communications, Inc. and the subsidiaries of Leap that hold assets that are used in the Cricket business or hold assets pledged under Cricket's secured vendor credit facilities. Cricket currently has more than $100 million in cash and short term investments.

- Leap Wireless International, Inc. conducts operations through its subsidiaries and has no independent operations or sources of operating revenue other than through dividends, if any, from its operating subsidiaries.

As previously announced, Leap, Cricket and substantially all of their subsidiaries, filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code on April 13 in the U.S. Bankruptcy Court for the Southern District of California, in San Diego, Calif. Over the past month, Leap and Cricket have been engaged in active and constructive negotiations with their major creditor groups and believe that they are close to reaching an agreement on a plan to restructure their outstanding indebtedness, as indicated by the support of informal committees of creditors for all the first day motions which were granted by the Court on April 14.

CONFERENCE CALL NOTE

The Company will not host a conference call in conjunction with its earnings release for the fourth quarter of 2002.

ABOUT LEAP

Leap, headquartered in San Diego, Calif., is a customer-focused company providing innovative communications services for the mass market. Leap pioneered the Cricket Comfortable Wireless(R) service that lets customers make all of their local calls from within their local calling area and receive calls from anywhere for one low, flat rate. For more information, please visit www.leapwireless.com.

ABOUT CRICKET SERVICE

With Cricket(R) service, customers can make unlimited calls over their service area for a low, flat rate. Cricket customers can call long distance anywhere for a little more - just 8 cents per minute to anywhere in the United States and just 18 cents per minute anytime to anywhere in Mexico or

Leap Reports Financial Results for Fourth Quarter and               Page 5 of 11
Fiscal Year 2002

[LEAP LOGO]

Canada. The service offers text messaging, voicemail, caller ID, three-way calling and call waiting for a small additional monthly fee. The extra value Cricket(R) Talk rate plan is $39.99 per month plus tax, which includes unlimited local calls, 500 free minutes of U.S. long distance and a three-feature package (including caller ID, call waiting and three-way calling). Cricket service is an affordable wireless alternative to traditional landline service, and appeals to people completely new to wireless - from students to young families and local business people. For more information, please visit www.cricketcommunications.com.

Except for the historical information contained herein, this news release contains "forward-looking statements" reflecting management's current forecast of certain aspects of Leap's future. Some forward-looking statements can be identified by forward-looking words such as "believe," "think," "may," "could," "will," "estimate," "continue," "anticipate," "intend," "seek," "plan," "expect," "should," "would" and similar expressions. This news release is based on current information, which we have assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. Our actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with our business. Factors that could cause actual results to differ include, but are not limited to:


- our ability to cause a Chapter 11 plan of reorganization to be finalized and be confirmed by the Bankruptcy Court, and our ability to successfully implement the plan;

-    our ability to continue as a going concern;

- our ability to obtain Bankruptcy Court approval with respect to motions prosecuted by us in our Chapter 11 cases from time to time;

- risks associated with third parties seeking and obtaining Bankruptcy Court approval to terminate or shorten the exclusivity period for Leap, Cricket and substantially all of their subsidiaries to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 cases of Leap, Cricket and substantially all of their subsidiaries to Chapter 7 cases;

- our ability to obtain and maintain normal terms with vendors and service providers;

-    our ability to maintain contracts that are critical to our operations;

- the potential adverse impacts of the Chapter 11 cases on the liquidity or results of operations of Leap and Cricket;

- our ability to attract, motivate and/or retain key executives and other employees;

-    our ability to attract and retain customers;

- the unsettled nature of the wireless market, the current economic slowdown, service offerings of increasingly large bundles of minutes of use at increasingly low prices by some major carriers, other issues facing the telecommunications industry in general, and our announcement of restructuring discussions, and our subsequent Chapter 11 filing, which have created a level of uncertainty that adversely affects our ability to predict future customer growth, as well as other key operating metrics;

- changes in economic conditions that could adversely affect the market for wireless services;

-    the acceptance of our product offering by our prospective customers;

-    the effects of actions beyond our control in our distribution network;

- rulings by courts or the Federal Communications Commission (FCC) adversely affecting our rights to own and/or operate certain wireless licenses, or changes in our ownership that could adversely affect our status as an "entrepreneur" under FCC rules and regulations;

- our ability to maintain our cost, market penetration and pricing structure in the face of competition;

-    failure of network systems to perform according to expectations;

-    the effects of competition;

- global political unrest, including the threat or occurrence of war or acts of terrorism; and

- other factors detailed in the section entitled "Risk Factors" included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and in our other SEC filings.

The forward-looking statements should be considered in the context of these risk factors. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Leap and the Leap logo design are trademarks of Leap Wireless International, Inc. Cricket and Comfortable Wireless are registered trademarks of Cricket Communications, Inc.

Leap Reports Financial Results for Fourth Quarter and               Page 6 of 11
Fiscal Year 2002

[LEAP LOGO]

                        LEAP WIRELESS INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                            DECEMBER 31,
                                                                                   -----------------------------
                                                                                       2002             2001
                                                                                   ------------     ------------
ASSETS
Cash and cash equivalents...................................................       $    100,860     $    242,979
Short-term investments......................................................             80,205           81,105
Restricted cash equivalents and short-term investments......................             25,922           27,628
Inventories.................................................................             30,403           45,338
Other current assets........................................................             28,504           22,044
                                                                                   ------------     ------------
    Total current assets....................................................            265,894          419,094
Property and equipment, net(6)..............................................          1,106,856        1,112,284
Wireless licenses, net(4)...................................................            729,200          718,222
Goodwill, net(1)............................................................                 --           26,919
Other intangible assets, net(6).............................................                 --           16,694
Restricted investments......................................................                 --           13,127
Deposits for wireless licenses..............................................                 --           85,000
Other assets................................................................             61,752           59,555
                                                                                   ------------     ------------
    Total assets............................................................       $  2,163,702     $  2,450,895
                                                                                   ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT) (2)
Accounts payable and accrued liabilities....................................       $     85,358     $    147,695
Amounts payable to equipment vendors(3).....................................             55,077               --
Debt in default and current portion of long-term debt(3)....................          2,209,984           26,049
Other current liabilities...................................................             59,895           55,843
                                                                                   ------------     ------------
    Total current liabilities...............................................          2,410,314          229,587
Long-term debt(3)...........................................................                 --        1,676,845
Other long-term liabilities.................................................             50,174          186,023
                                                                                   ------------     ------------
    Total liabilities.......................................................          2,460,488        2,092,455
                                                                                   ------------     ------------
Stockholders' equity (deficit):
  Preferred stock...........................................................                 --               --
  Common stock..............................................................                  6                4
  Additional paid-in capital................................................          1,156,379        1,148,337
  Unearned stock-based compensation.........................................               (986)          (5,138)
  Accumulated deficit.......................................................         (1,450,994)        (786,195)
  Accumulated other comprehensive income (loss).............................             (1,191)           1,432
                                                                                   ------------     ------------
    Total stockholders' equity (deficit)....................................           (296,786)         358,440
                                                                                   ------------     ------------
    Total liabilities and stockholders' equity (deficit)....................       $  2,163,702     $  2,450,895
                                                                                   ============     ============

Leap Reports Financial Results for Fourth Quarter and               Page 7 of 11
Fiscal Year 2002

[LEAP LOGO]

                        LEAP WIRELESS INTERNATIONAL, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              THREE MONTHS ENDED                     YEAR ENDED
                                                                 DECEMBER 31,                       DECEMBER 31,
                                                         ----------------------------       -----------------------------
                                                           2002               2001             2002               2001
                                                         ---------          ---------       -----------        ----------
                                                                  (UNAUDITED)
Revenues:
  Service revenues ...............................       $ 151,723          $ 93,468        $  567,694         $ 215,917
  Equipment revenues .............................          20,256            10,404            50,781            39,247
                                                         ---------          --------        ----------         ---------
       Total revenues ............................         171,979           103,872           618,475           255,164
                                                         ---------          --------        ----------         ---------
 Operating expenses:
  Cost of service (exclusive of items shown
    separately below) ............................         (44,467)          (37,507)         (181,404)          (94,510)
  Cost of equipment ..............................         (49,567)          (85,723)         (252,344)         (202,355)
  Selling and marketing ..........................         (26,456)          (44,240)         (122,092)         (115,222)
  General and administrative .....................         (50,216)          (55,360)         (185,915)         (152,051)
  Depreciation and amortization(4) ...............         (86,737)          (50,385)         (287,942)         (119,177)
  Impairment of long-lived assets(6) .............         (16,323)               --           (16,323)               --
  Impairment of goodwill(1) ......................              --                --           (26,919)               --
                                                         ---------          --------        ----------         ---------
       Total operating expenses ..................        (273,766)         (273,215)       (1,072,939)         (683,315)
 Gains on sale of wireless licenses ..............              --           136,258               364           143,633
                                                         ---------          --------        ----------         ---------
    Operating loss ...............................        (101,787)          (33,085)         (454,100)         (284,518)
 Equity in net loss of investments in and loans
   receivable from unconsolidated wireless
   operating companies .... ......................              --             3,562                --           (54,000)
 Gain on sale of unconsolidated wireless operating
      company(5) .................................              --                --            39,518                --
 Interest income .................................           1,629             2,801             6,345            26,424
 Interest expense ................................         (61,212)          (54,358)         (229,740)         (178,067)
 Other income (loss), net ........................          (3,014)             (281)           (3,001)            7,186
                                                         ---------          --------        ----------         ---------
 Loss before income taxes ........................        (164,384)          (81,361)         (640,978)         (482,975)
 Income taxes(4) .................................          (2,192)            1,721           (23,821)             (322)
                                                         ---------          --------        ----------         ---------
         Net loss ................................       $(166,576)         $(79,640)       $ (664,799)        $(483,297)
                                                         =========          ========        ==========         =========

 Basic and diluted net loss per common share:            $   (2.84)         $  (2.17)       $   (14.91)        $  (14.27)
                                                         =========          ========        ==========         =========

  Shares used in per share calculations:
   Basic and diluted .... ........................          58,751            36,683            44,591            33,861
                                                         =========          ========        ==========         =========

Leap Reports Financial Results for Fourth Quarter and              Page 8 of 11
Fiscal Year 2002

[LEAP LOGO]

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) Because of Cricket's existing defaults under the senior secured vendor credit facilities and the fact that Cricket has been unable to raise new funds which would enable it to repay such amounts, the substantial risk that the stock of the Cricket companies has no value to Leap, and the substantial risk that Leap's existing stockholders will lose all of their value in Leap common stock in connection with any reorganization, the Company recorded an estimated impairment charge during the year ended December 31, 2002 equal to its remaining goodwill balance of $26.9 million. The goodwill resulted from Leap's June 2000 acquisition of the remaining interest in Cricket Communications Holdings that it did not already own.

(2) Substantially all of the Company's liabilities are currently subject to compromise as a result of the Company's filing for protection under Chapter 11 of the Bankruptcy Code.

(3) As a result of Cricket's default on its senior secured vendor credit facilities, the Company has classified the principal and accrued interest balances outstanding under those facilities and amounts payable to its vendors for the purchase of equipment and services as short-term obligations in the consolidated balance sheet as of December 31, 2002. In addition, the Company has classified the principal and interest balances outstanding under its senior and senior discount notes, U.S. government financing and other financing arrangements as short-term obligations in the consolidated balance sheet as of December 31, 2002 as a result of its Chapter 11 filing in April 2003, which constituted an event of default of the underlying agreements. Unamortized debt discounts and debt issuance costs of $187.1 million at December 31, 2002 may be subject to accelerated amortization or immediate expense if the Chapter 11 proceedings result in a significant modification of the amounts payable under any of these credit facilities.

(4) Leap adopted Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" on January 1, 2002. Accordingly, amortization of goodwill and wireless licenses ceased as of that date because they are indefinite-lived intangible assets. Furthermore, Leap recorded a non-cash charge of $15.9 million to income tax expense for the three months ended March 31, 2002 to increase the valuation allowance related to Leap's net operating losses in connection with the adoption of SFAS No. 142. The Company's wireless licenses will be subject to periodic impairment tests.

(5) In September 2002, Leap completed the sale of its 20.1% interest in Pegaso Telecomunicaciones to Telefonica Moviles S.A. and recognized a gain of $39.5 million.

(6) During the three months ended December 31, 2002, the Company recorded an impairment charge of $16.3 million for certain of its property and equipment and intangible assets, which assets are not currently being used in the business and are not expected to be used in the future.

Leap Reports Financial Results for Fourth Quarter and               Page 9 of 11
Fiscal Year 2002

[LEAP LOGO]

                        LEAP WIRELESS INTERNATIONAL, INC.

                            SUPPLEMENTARY DISCLOSURES
                               OPERATIONAL METRICS
                                   (UNAUDITED)

                                                                 AS OF AND FOR THE THREE MONTHS ENDED
                                               ----------------------------------------------------------------------
                                                DECEMBER       SEPTEMBER        JUNE           MARCH        DECEMBER
                                                   31,            30,            30,            31,            31,
                                                  2002           2002           2002           2002           2001
                                               ----------     ----------     ----------     ----------     ----------
Gross additions ............................      193,899        246,197        258,146        391,417        473,372
Deactivations ..............................      178,512        201,052        194,383        122,698         78,724
Net additions ..............................       15,387         45,145         63,763        268,719        394,648
End of period customers ....................    1,512,120      1,496,733      1,451,588      1,387,825      1,119,106
Weighted average customers .................    1,504,315      1,475,457      1,414,259      1,260,679        898,876
Cost per gross addition ....................   $      277     $      312     $      316     $      246     $      246
Consolidated cash costs per user per month..   $    21.43     $    21.10     $    22.30     $    25.80     $    35.40
Cell sites in service ......................        2,446          2,424          2,366          2,323          2,186

Leap Reports Financial Results for Fourth Quarter and              Page 10 of 11
Fiscal Year 2002

[LEAP LOGO]

                    DEFINITION OF TERMS AND RECONCILIATION OF
                           NON-GAAP FINANCIAL MEASURES

In this press release, the Company has provided certain financial measures that are calculated based on industry conventions, including EBITDA and adjusted EBITDA, which are measures of liquidity and performance commonly used in the telecommunications industry. These financial measures are not calculated based on accounting principles generally accepted in the United States of America
(GAAP). Certain of these financial measures, including EBITDA and adjusted EBITDA, are considered "non-GAAP" financial measures within the meaning of SEC Regulation G. The non-GAAP financial measures and other operating measures used in this release include the following:

(1)      Earning before interest, taxes, depreciation and amortization (EBITDA):
         EBITDA represents operating income (loss) before net interest expense, income tax expense, and depreciation and amortization. EBITDA is a non-GAAP financial measure and may not be similar to EBITDA measures of other companies. EBITDA is commonly used in our industry to measure core operating performance and the ability of a company's operations to contribute to its liquidity. EBITDA should not be considered in isolation or as a substitute for operating income (loss) or as a better indicator of liquidity than cash flow from operating activities or any other measure for determining operating performance or liquidity that is calculated in accordance with GAAP. Adjusted EBITDA reflects adjustments to remove the effect non-recurring gains or charges to this measure of financial performance.

         The following table reconciles Leap EBITDA, Leap adjusted EBITDA and EBITDA for Cricket operations reported in this press release to the Company's consolidated operating loss (unaudited)(in thousands):

                                              THREE MONTHS ENDED                  YEAR ENDED
                                                   DECEMBER 31,                  DECEMBER 31,
                                         ---------------------------       ---------------------------
                                            2002             2001             2002            2001
                                         ---------------------------       ---------------------------
Leap consolidated operating loss ...     $(101,787)        $ (33,085)      $(454,100)       $(284,518)
 Depreciation and amortization .....        86,737            50,385         287,942          119,177
                                         ---------         ---------       ---------        ---------
Leap consolidated EBITDA ...........       (15,050)           17,300        (166,158)        (165,341)
 Gains on sale of wireless
 licenses ..........................            --          (136,258)           (364)        (143,633)
 Long-lived asset impairment
 charge ............................        16,323                --          16,323              --
 Goodwill impairment charge ........            --                --          26,919              --
                                         ---------         ---------       ---------        ---------
Leap adjusted consolidated
 EBITDA ..........................           1,273          (118,958)       (123,280)        (308,974)
 Leap corporate expenses .........           7,312            12,965          32,583           42,984
                                         ---------         ---------       ---------        ---------
EBITDA for Cricket operations ....       $   8,585         $(105,993)      $ (90,697)       $(265,990)
                                         =========         =========       =========        =========

(2) Average revenue per user per month (ARPU): ARPU is an industry term that measures service revenue divided by the weighted average number of customers, divided by the number of months during the period being measured. ARPU is not a non-GAAP financial measure within the meaning of SEC Regulation G, but the Company's calculation of ARPU may not be similar to ARPU measurements calculated by other companies.

Leap Reports Financial Results for Fourth Quarter and             Page 11  of 11
Fiscal Year 2002

[LEAP LOGO]

(3) Cost per gross customer addition (CPGA): CPGA is an industry term that measures the cost of acquiring a new customer. CPGA represents selling and marketing costs and the loss on sale of handsets (generally defined as cost of equipment less equipment revenue), excluding the loss on sale of handsets to existing customers, divided by the total number of gross new customer additions during the period being measured. CPGA is a non-GAAP financial measure and may not be similar to CPGA measurements as calculated by other companies.

         The following table reconciles selling and marketing to total costs used in the calculation of CPGA (unaudited)(in thousands except gross additions and CGPA):

                                                                  THREE MONTHS ENDED
                                              -----------------------------------------------------------
                                              DECEMBER    SEPTEMBER      JUNE       MARCH       DECEMBER
                                              31, 2002    30, 2002     30, 2002    31, 2002     31, 2001
                                              --------    --------     --------    --------     ---------
Selling and marketing ...............         $ 26,456    $ 32,719     $ 32,758    $ 30,159    $  44,240
 Cost of equipment ..................           49,567      58,603       60,163      84,011       85,723
 Equipment revenues .................          (20,256)    (11,612)      (6,752)    (12,161)     (10,404)
 Loss on sale of equipment to
   existing customers ...............           (2,008)     (2,871)      (4,387)     (5,652)      (2,665)
 Selling and marketing not associated
  with new customers ................               --         (19)         (89)       (101)        (390)
                                              --------    --------     --------    --------    ---------
  Total costs used in calculation of
   CPGA .............................         $ 53,759    $ 76,820     $ 81,693    $ 96,256    $ 116,504
                                              ========    ========     ========    ========    =========
Gross additions .....................          193,899     246,197      258,146     391,417      473,372
CPGA ................................         $    277    $    312     $    316    $    246    $     246
                                              ========    ========     ========    ========    =========

         CPGA calculated based on unadjusted selling and marketing, cost of equipment and equipment revenues would have been $288, $324, $334, $261 and $253 for the three months ended December 31, September 30, June 30 and March 31, 2002 and December 31, 2001, respectively.

(4) Cash costs per user per month (CCU): CCU represents cost of service, general and administrative costs, and the loss on sale of handsets to existing customers, divided by the weighted average number of customers, divided by the number of months during the period being measured. CCU is a non-GAAP financial measure and may not be similar to CCU measurements as calculated by other companies.

         The loss on sale of handsets to existing customers included in the calculation of CCU was $2.0 million, $2.9 million, $4.4 million, $5.7 million and $2.7 million for the three months ended December 31, September 30, June 30 and March 31, 2002 and December 31, 2001, respectively. CCU calculated based on unadjusted cost of service and general and administrative costs would have been $20.98, $20.45, $21.27, $24.30 and $34.03 for the three months ended December 31, September 30, June 30 and March 31, 2002 and December 31, 2001, respectively.

                                       ###